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September 27, 1999

Mr. Paul Boyer
P.O. Box 980064
3504 West Daybreaker Drive
Park City, UT 84098-0064

VIA Fax:  801-974-1928

Dear Paul,

Per our discussion, this letter serves as our offer of employment with BriteSmile, Walnut Creek, California.

Position and Terms:        Vice President and Chief Financial Officer
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                           Annual Base Salary $160,000

-Stock Options:            150,000 shares vested over five years on the
                           following schedule

                           -Year 1 - 50,000 shares vest at the anniversary of your starting date.

                           -Years 2-5 - 25,000 shares vest at the end of each year.

Temporary Living Expense:  BriteSmile will pay for temporary living expenses including travel up to three months (i.e.
                           rent/utilities). BriteSmile will also provide the equivalent of one month's salary to cover incidental expenses.

-Moving Expenses:          All household goods from Utah to California at
                           reasonable competitive costs.

-Other Benefits:           Medical and dental benefits are covered in the
                           enclosed package.

-Involuntary Termination:  If your employment is terminated at any time without cause, you will be entitled to six months salary continuation.

Paul I believe the above summarizes our offer in brief but concise terms. We are extremely happy that you will be joining the BriteSmile team and we look forward to your starting with us.

Sincerely,

/s/ John Reed
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John Reed                                            Accepted:

cc:  Linda Oubre                                     /s/ Paul A. Boyer 9-27-99
     Tony Pilaro